Exhibit 5.20

March 17, 2016

Vinson & Elkins L.L.P.

666 Fifth Avenue

26th Floor

New York, New York 10103

Ladies and Gentlemen:

We have acted as special counsel in the State of Michigan to the entities identified on Exhibit A hereto (each individually sometimes referred to as a “Local Entity” or as “StoneMor Michigan”, “StoneMor Michigan Sub,” “Chapel Hill” or “Plymouth Warehouse”, and sometimes, collectively, as the “Local Entities”), each of which is a wholly-owned subsidiary of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), or of an affiliate of the Partnership, in connection with the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Partnership, Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (together with the Partnership, the “Issuers”), and certain other subsidiaries of the Partnership identified on the Registration Statement including the Local Entities (the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with (a) the issuance by the Issuers of up to $175,000,000 aggregate principal amount of their 7 7⁄8% Senior Notes due 2021 (the “New Notes”) registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $175,000,000 aggregate principal amount of the Issuers’ outstanding 7 7⁄8% Senior Notes due 2021 (the “Old Notes” and together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantees of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The New Notes are to be issued under an Indenture, dated as of May 28, 2013 (as supplemented by Supplemental Indenture No. 1 dated as of August 8, 2014, the “Indenture”), among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee. The Indenture provides that it, the Guarantees and the Notes are to be governed by, and construed in accordance with, the laws of the State of New York.

As special counsel to the Local Entities, we have represented such parties only in connection with the matters discussed herein and certain other matters referred to us from time to time. We do not have knowledge of many of the transactions in which one or more of the Local Entities have engaged or of the respective Local Entities’ day-to-day operations or activities, and no inference should be drawn as to our knowledge beyond the scope of the specific matters as to which we have been engaged as counsel to one or more of the Local Entities and as otherwise expressly qualified herein.

Vinson & Elkins L.L.P.

March 17, 2016

Before rendering our opinions hereinafter set forth, we examined as the basis for the opinions set forth below the following:

(a) The Indenture;

(b) Master Officers’ Certificate dated May 28, 2013”);

(c) Unanimous Written Consent Of All Directors, Managers and Governors of the Subsidiaries of StoneMor Partners L.P. (other than StoneMor Operating LLC, Cornerstone Family Services of West Virginia Subsidiary, Inc. and Osiris Holding of Maryland Subsidiary, Inc.), dated May 13, 2013;

(d) Unanimous Written Consent Of All Directors, Managers and Governors of the Subsidiaries of StoneMor Partners L.P. (other than StoneMor Operating LLC and Cornerstone Family Services of West Virginia Subsidiary, Inc.), dated as of March 16, 2016;

(e) Master Officers’ Certificate dated as of March 17, 2016;

(f) The organizational documents of the Local Entities identified on Exhibit B attached hereto; and

(g) The legal opinion this firm issued on May 28, 2013 to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Raymond James & Associates, Inc.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and we have assumed that the Indenture was duly authorized, executed and delivered by the parties thereto, except as we have specifically opined herein with respect to the Local Entities.

With respect to facts material to our opinions herein, we have relied, without independent investigation or verification, on representations from officers of Local Entities as set forth in the Officers’ Certificate and certificates from public officials, and have assumed that all such representations and certifications of fact are true, accurate and complete. With respect to our opinion in paragraph 1 below as to the due formation and valid existence and/or good standing in Michigan of the Local Entities, we have relied exclusively on certified copies of filed documents

Vinson & Elkins L.L.P.

March 17, 2016

and certificates of status, dated as of recent dates, from officials of the State of Michigan, and in cases in which such documents were not provided as of recent dates, then on the representations regarding such documents set forth in paragraphs 6 and 7 of the Master Officers’ Certificate of even date referenced in clause (e) above.

Based on the foregoing, we are of the opinion that:

1. Each of StoneMor Michigan and StoneMor Michigan Sub is validly existing and in good standing as a limited liability company under the laws of the State of Michigan. Chapel Hill is validly existing and in good standing as a corporation under the laws of the State of Michigan;

2. As of the date of the Indenture, each of StoneMor Michigan, StoneMor Michigan Sub and Chapel Hill had the requisite corporate or limited liability company, as applicable, power and authority to execute and deliver the Indenture, and as of the date hereof, each such entity has the requisite corporate or limited liability company, as applicable, power and capacity to perform its obligations under the Indenture.

3. All necessary corporate or limited liability company action, as applicable, has been taken on the part of each of StoneMor Michigan, StoneMor Michigan Sub and Chapel Hill to enable the performance by each such entity of its obligations under the Indenture (including its Guarantee as provided therein).

4. The Indenture was duly executed and delivered on May 28, 2013 by each of StoneMor Michigan, StoneMor Michigan Sub and Chapel Hill (this opinion is given only to the extent that execution and delivery was, at the time of such execution and delivery, governed by the laws of the State of Michigan).

The opinions expressed herein are limited in all respects to the laws of the State of Michigan, and we are expressing no opinion as to the effect of the federal laws of the United States of America or the laws of any other jurisdiction, domestic or foreign, nor, in referring to the laws of the State of Michigan, do we refer to any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative, administrative or judicial action at the federal, state, regional or local level).

This opinion letter is rendered solely for the benefit of the addressee hereof in connection with the Registration Statement, and this opinion letter may not be relied upon in connection with any other matter or by any other person or entity without our express prior written consent. This opinion may not be quoted or in any way published or provided to any person or entity without our express prior written consent.

Vinson & Elkins L.L.P.

March 17, 2016

You may rely on this opinion in connection with your opinion, dated the date hereof, filed with the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consents, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under the Securities Act.

Very truly yours,

/s/ Honigman Miller Schwartz and Cohn LLP

MRM/REW/gxg

Vinson & Elkins L.L.P.

March 17, 2016

Exhibit A

Local Entities

StoneMor Michigan LLC, a Michigan limited liability company (“StoneMor Michigan”)

StoneMor Michigan Subsidiary LLC, a Michigan limited liability company (“StoneMor Michigan Sub”)

Chapel Hill Associates, Inc., a Michigan corporation (“Chapel Hill”)

Vinson & Elkins L.L.P.

March 17, 2016

Exhibit B

Entity Documents

With respect to StoneMor Michigan:

Articles of Organization of StoneMor Michigan filed with the Michigan Department of Labor & Economic Growth (now known as the Department of Licensing & Regulatory Affairs) (the “Department”) on January 9, 2006, certified by the Director of the Corporations, Securities and Licensing Bureau of the Department (the “Director”) to be a true copy of the record on file with the Department as of May 16, 2013.

Good Standing Certificate for StoneMor Michigan issued by the Director on March 14, 2016.

Operating Agreement of StoneMor Michigan executed January 9, 2006.

With respect to StoneMor Michigan Sub:

Articles of Organization of StoneMor Michigan Sub filed with the Department on January 9, 2006, certified by the Director to be a true copy of the record on file with the Department as of May 16, 2013.

Good Standing Certificate for StoneMor Michigan Sub issued by the Director on March 14, 2016.

Operating Agreement of StoneMor Michigan Sub executed January 9, 2006.

With respect to Chapel Hill:

Articles of Incorporation of Chapel Hill originally signed May 31, 1955 and filed with the Kent County, Michigan Clerk, certified by the Kent County Clerk to be on file in the Clerk’s Office on December 14, 1961, together with various later amendments and certificates, certified by the Director to be a true copy of the record on file with the Department as of May 15, 2013.

Good Standing Certificate for Chapel Hill issued by the Director on March 15, 2016.

Bylaws of Chapel Hill.